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                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                             Three Months Ended                      Year Ended
                                                                   March 31,                         December 31,
                                                            2 0 0 0           1 9 9 9          1 9 9 9              1 9 9 8
                                                            -------           -------          -------              -------


Basic earnings:

Net loss                                                   $(1,387,920)    $    613,676      $( 2,655,752)         $(3,696,457)
                                                           -----------     ------------      ------------          -----------

Shares:
     Weighted common shares outstanding                     23,296,551       22,240,798        22,352,926            6,836,755
                                                           -----------     ------------      ------------          -----------
Net loss per share                                         $      (.06)    $        .03      $       (.12)         $      (.54)
                                                           ===========     ============      ============          ===========

Diluted earnings:

Net loss                                                   $(1,387,920)    $    613,676       $(2,655,752)         $(3,696,457)
                                                           -----------     ------------      ------------          -----------

Shares:
     Weighted common shares outstanding                     23,296,551       22,240,798        22,352,926            6,836,755
     Employee stock options                                      --                --                  --                  --
     Other stock options                                         --                --                  --                  --
     Convertible note                                            --                --                  --                  --
                                                           -----------     ------------      ------------          -----------
Total weighted shares outstanding                           23,296,551       22,240,798        22,352,926            6,836,755
                                                           -----------     ------------      ------------          -----------

Diluted net loss per common share                          $      (.06)    $        .03      $       (.12)         $      (.54)
                                                           ===========     ============      ============          ===========


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